UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 31, 2011, Neenah Paper, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to its Amended and Restated Credit Agreement, dated as of November 5, 2009 (the “Restated Credit Agreement”) by and among the Company, certain of its subsidiaries as co-borrowers, Neenah Paper International Holding Company, LLC (“NP International HoldCo”), Neenah Paper International, LLC (“NP International”), Neenah Paper Company of Canada, as guarantor, the Lenders party thereto, JPMorgan Chase Bank, N.A., as agent for the Lenders, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent.

The First Amendment, among other things: (i) extends the term of Restated Credit Agreement by two years; (ii) reduces the revolving credit commitment from $100 million to $95 million (the “Revolver”); (iii) reduces certain interest rates and fees payable by the borrowers; (iv) removes NP International HoldCo and NP International as borrowers and releases liens and security interests previously granted by them or in their equity interests; (v) terminates the collateral pledges of equity interests in the Company’s Dutch and German subsidiaries; and (v) makes certain definitional, administrative and covenant changes to reflect the release of NP International HoldCo and NP International as borrowers.

Under the terms of the First Amendment, borrowings under the Revolver will bear interest, either (1) a prime rate-based index plus a percentage ranging from 0.75% to 1.00% (decreased in the First Amendment from the prior range of 1.50% to 2.00%) or (2) LIBOR plus a percentage ranging from 2.25% to 2.50% (decreased in the First Amendment from the prior range of 3.00% to 3.50%), depending on the amount of availability under the Restated Credit Agreement.  The Company is also required to pay a monthly facility fee on the unused amount of the Revolver at a per annum rate of 0.50% until the tenth business day following the Company’s delivery of its borrowing base compliance certificate for the period ending September 30, 2011, and either 0.50% or 0.375% thereafter, depending on usage under the Revolver.

The Company’s ability to borrow under the Restated Credit Agreement, as amended by the First Amendment, is limited to the lowest of (a) $95 million, (b) the Company’s borrowing base (as determined in accordance with the Restated Credit Agreement) and (c) the applicable cap on the amount of “credit facilities” under the indenture for the Company’s 7-3/8% Senior Notes due 2014. The Restated Credit Agreement contains an accordion feature allowing the Company to increase the Revolver commitment by up to $55 million (increased in the First Amendment from the previous $50 million), subject to certain conditions. As of March 31, 2011, the Company’s borrowing base was approximately $80 million, after giving effect to the First Amendment.

The Restated Credit Agreement, as amended by the First Amendment, contain events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the Restated Credit Agreement, cross-defaults to certain other indebtedness, bankruptcy, insolvency, various ERISA violations, the incurrence of material judgments and changes in control.

Cautionary Note Regarding Forward-Looking Statements

Certain of the foregoing statements may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) changes in prices for pulp, energy, latex and other raw materials, (ii) worldwide economic conditions, (iii) U.S. dollar/Euro and other exchange rates, (iv) significant capital and credit market volatility, (v) the availability of raw materials, (vi) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and (vii) the ability of the company to realize anticipated cost savings. These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in our other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: April 5, 2011	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and
Secretary